UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2019

Etsy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36911	20-4898921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Adams Street

Brooklyn, New York 11201

(Address of principal executive offices, including zip code)

(718) 880-3660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ETSY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item	8.01. Other Events.

Reverb Holdings, Inc. Financial Statements

On August 15, 2019, Etsy, Inc. (“Etsy”) issued a press release announcing the acquisition of Reverb Holdings, Inc., a Delaware corporation (“Reverb”). The audited consolidated financial statements of Reverb as of and for the year ended December 31, 2018, together with the report of PricewaterhouseCoopers LLP with respect thereto, are included as Exhibit 99.1 and are incorporated by reference herein. The unaudited condensed consolidated financial statements of Reverb as of and for the six months ended June 30, 2019 and 2018 are included as Exhibit 99.2 hereto and are incorporated by reference herein.

Convertible Senior Notes Offering

On September 18, 2019, Etsy issued a press release announcing the proposed offering of $650 million aggregate principal amount of convertible senior notes due 2026 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Offering”). Etsy intends to use a portion of the net proceeds from the Offering to pay the cost of capped call transactions that it expects to enter into with one or more of the initial purchasers and/or their respective affiliates or other financial institutions. In addition, Etsy expects to use up to $185.0 million of the net proceeds from the Offering to repurchase shares of its common stock concurrently with the pricing of the Offering in privately negotiated transactions effected through one of the initial purchasers or its affiliates. Etsy intends to use the remainder of the net proceeds from the Offering for general corporate purposes, which may include, for example, repurchases from time to time under Etsy’s existing or any future stock repurchase program, product development, marketing and any potential acquisitions. A copy of the press release announcing the Offering is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the securities would be made only by means of a confidential offering memorandum. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements concerning the completion, timing and size of the proposed Offering and share repurchase and the anticipated use of proceeds from the Offering. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” or similar expressions and the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that Etsy expects. These risks and uncertainties include market risks, trends and conditions. These and other risks are more fully described in Etsy’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in Etsy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. In light of these risks, you should not place undue reliance on such forward-looking statements. Forward-looking statements represent Etsy’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. Etsy disclaims any obligation to update forward-looking statements.

Item	9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Audited consolidated financial statements of Reverb Holdings, Inc. for the year ended December 31, 2018

99.2	Unaudited condensed consolidated financial statements of Reverb Holdings, Inc. for the six months ended June 30, 2019 and 2018

99.3	Press Release issued by Etsy, Inc. on September 18, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETSY, INC.

By:	/s/ Rachel Glaser
Rachel Glaser
Chief Financial Officer

Date: September 18, 2019